UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): May 22, 2008

MIMEDX GROUP, INC.

(Exact name of registrant as specified in charter)

Florida	000-52491	90-0300868
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1234 Airport Road, Suite 105
Destin, Florida	32541
(Address of principal executive offices)	(Zip Code)

(850) 269-0000

(Issuer’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreements.

On May 22, 2008, the Registrant’s wholly-owned subsidiary, MiMedx, Inc., a Florida corporation (“MiMedx”), and Thomas J. Graham, M.D. (“Graham”) entered into two agreements: (i) a cost recovery and revenue sharing letter agreement (the “Revenue Sharing Agreement”); and (ii) a finder’s fee letter agreement (the “Finder’s Fee Agreement”).

The Revenue Sharing Agreement, a copy of which is attached hereto as Exhibit 10.57, and is incorporated herein by reference, includes the following material terms and conditions:

•	“LeveL IP” is defined as all of the intellectual property contributed by Graham to MiMedx pursuant to a prior consulting agreement, dated September 21, 2007, and certain other technology of MiMedx.

•

“Net Revenues” or “Net Purchase Price” is defined as the proceeds received from a Disposition or a Sale after deducting transaction expenses and other expenses incurred in connection with the acquisition, development, and commercialization of the LeveL IP, including any royalties paid or payable to Graham, MiMedx, or any third parties.

•

In the event of any sale, license, or other transfer (in whole or part) of the LeveL IP or products embodying such intellectual property (each, a “Disposition”) to a third party, Graham will receive 20% of the Net Revenues (as defined below) received by MiMedx from such Disposition.

•

In the event that MiMedx or one of its affiliates is sold as a business (each, a “Sale”), Graham will receive 20% of the Net Purchase Price (as defined below) received by MiMedx from such Sale to the extent attributable to the LeveL IP assets.

•

MiMedx will maintain a separate extremity orthopaedic business segment to be known as “LeveL Orthopaedics” for purposes of tracking revenues generated by the Disposition of any LeveL IP. If no Disposition of the LeveL IP has been consummated within a year from the date of the agreement, the parties will mutually decide how to best move forward with the LeveL IP.

The Finder’s Fee Agreement, a copy of which is attached hereto as Exhibit 10.58, and is incorporated herein by reference, provides for the introduction of MiMedx by Graham to potential buyers, who may be interested in acquiring intellectual property or other assets of MiMedx or its affiliates (collectively, the “Transaction”), and provides for the following material terms and conditions:

•

“Purchase Price” is defined as the amount actually received by MiMedx from one or more buyers pursuant to the consummation of the Transaction (whether pursuant one or more transactions), less any indebtedness secured by such technology or assets and any costs incurred by MiMedx in connection with the Transaction.

•

In the event MiMedx consummates a Transaction with a buyer introduced to MiMedx primarily by Graham, then MiMedx will pay to Graham a transaction fee, not to exceed in the aggregate $500,000, of 1% to 5%, depending on the dollar amount of the Purchase Price. The Transaction Fee will be Graham’s sole compensation, including any expenses incurred by him.

•

The agreement will terminate if a Transaction is not consummated by November 1, 2008, unless extended by written agreement of the parties. The provisions regarding payment of the transaction fee shall survive termination if, at any time prior to the expiration of six months after such termination, MiMedx consummates a Transaction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

10.57	Cost Recovery and Revenue Sharing Letter Agreement between MiMedx, Inc. and Thomas J. Graham, M.D., dated May 22, 2008.

10.58	Finder’s Fee Letter Agreement between MiMedx, Inc. and Thomas J. Graham, M.D., dated May 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIMEDX GROUP, INC.

Dated: May 28, 2008	By:	/s/ John C. Thomas, Jr.
John C. Thomas, Jr., Chief Financial Officer

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